UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2010

Commission File Number 333-161795

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1618 N. Fairfax Avenue, Los Angeles, California 90046
(Address of principal executive offices)

323-822-1750
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Definitive Material Agreement
Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensating Arrangements of Certain Officers.

On April 23, 2010, Forex International Trading Corp. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Darren Dunckel (“Executive”) whereby the Company will employ Executive as its Chief Executive Officer for a term of two years (the “Term”).  Executive does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer In addition, Executive has been appointed as a member of the Board of Directors of the Company.  For his services during the Term as Chief Executive Officer, the Company will pay Executive a salary of $120,000 to be paid on a monthly basis at a rate of $10,000 per month.  Executive will also be granted a signing bonus consisting of 4,000,000 shares of common stock of the Company upon signing the Agreement.  Additionally, if the Company generates net income of at least $1,000,000 during any fiscal year during the Term, the Company will pay the Executive an annual bonus in the amount of $100,000.  Executive will also receive during the Term such medical, health and disability insurance as the Company provides to its executive officers, two weeks of vacation in each calendar year and eligibility to participate in such pension, profit-sharing, retirement and other benefits as are available to executive officers of the Company.

From 2005 to the present, Executive has served as the President of several privately owned companies. As President, he oversees management of real estate acquisitions and development and sales in the United States and overseas.  Since 2004, Executive has served as the President of My Daily Corporation, managing the operations of this financial services company.  From 2002 through 2004, Executive was Vice President, Regional Director for the Newport Group managing the territory for financial and consulting services. From 2000 to 2002, Executive was Vice President, Regional Director for New York Life Investment Management consulting with financial advisors and corporations with respect to investments and financial services.  Executive was appointed on September 17, 2007 to the Board of Directors as a director of Emvelco Corp., a publicly traded company (f/k/a Vortex Resources Corp). Executive resigned from Emvelco Corp board on April 2009 to pursue other opportunities.

Item 9.01        Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated April 23, 2010, by and between Forex International Trading Corp and Darren Dunckel

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

	By:	/s/ Moshe J. Schnapp
Name: Moshe J. Schnapp
Chairman of the Board of Directors, President, CFO, Secretary and Treasurer
Date: April 27, 2010 Los Angeles, California